As filed with the Securities and Exchange Commission on January 22, 2016

Registration No. 333-193869

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1

ON

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ITUS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	6794	11-2622630
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12100 Wilshire Boulevard, Suite 1275

Los Angeles, CA 90025

Telephone: (310) 484-5200

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Mr. Robert A. Berman

President and Chief Executive Officer

ITUS Corporation

12100 Wilshire Boulevard, Suite 1275

Los Angeles, CA 90025

Telephone: (310) 484-5200

(Address, including zip code, and telephone number,

1including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Telephone: (212) 370-1300

Fax Number: (212) 370-7889

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock (2)	1,736,006	(2)		$(2)	$(2)	$(2)
Shares of common stock underlying warrants (3)	325,400	(3)		$(3)	$(3)	$(3)
Shares of common stock (4)	100,800	(4)		$(4)	$(4)	$(4)
Shares of common stock underlying Series A Convertible Preferred Stock (5)	739,958	(5)		$(5)	$(5)	$(5)
Shares of common stock underlying warrants (6)	369,979	(6)		$(6)	$(6)	$(6)
Total	3,272,143		$		$-	$-

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include such presently indeterminate number of shares of the registrant’s common stock as a result of stock splits, stock dividends or similar transactions. All share amounts listed in the table reflect the registrant’s one-for-twenty five reverse stock split. The share amounts listed in this table reflect the number of shares originally registered by the registrant and do not reflect any subsequent sales or the deregistration of any shares.

(2)

Represents (a) 375,200 shares of common stock, par value $0.01 per share (“Common Stock”), of the registrant issued in its February 2011 private placement or issuable upon exercise of common stock purchase warrants issued in such private placement, (b) 330,116 shares of Common Stock issued upon conversion of $750,000 principal amount of 8% convertible debentures  issued in the registrant’s September 2012 private placement plus accrued interest thereon, (c) 770,690 shares of Common Stock issuable upon conversion of $1,765,000 principal amount of 8% convertible debentures plus accrued interest thereon and exercise of common stock purchase warrants issued in the registrant’s January 2013 private placement, (d) 20,000 shares of Common Stock issuable upon exercise of common stock purchase warrants issued to ZQX Advisors LLC, and (e) 240,000 shares of Common Stock issued to Aspire Capital Fund, LLC. These shares were previously included in Registration Statement No. 333-188096 for which all filing fees were paid.

(3)

Represents the issuance by the registrant of (a) 320,000 shares of Common Stock upon the exercise of certain outstanding warrants (the “RD Warrants”) issued in the registrant’s registered direct offering that closed on July 15, 2014 (the “Registered Direct Offering”) off of its shelf registration statement on Form S-3 (Registration Statement No. 333-193869) and (b) 5,400 shares of Common Stock issuable upon the exercise of certain outstanding warrants (the “PA Warrants” and together with the RD Warrants, the “Warrants”) issued to the placement agent in the Registered Direct Offering. These shares were previously included in Registration Statement No. 333-193869 for which all filing fees were paid.

(4)

Represents shares of Common Stock being registered for resale that were issued to the selling stockholder on September 9, 2014 in connection with the conversion of the principal and all accrued but unpaid interest on a convertible debenture (the “Debt Conversion”) originally issued in a private placement on November 11, 2013 (the “November Private Placement”). These shares were previously included in Registration Statement No. 333-200804 for which all filing fees were paid.

(5)

Represents shares of Common Stock underlying shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) issued in connection with the Debt Conversion. These shares were previously included in Registration Statement No. 333-200804 for which all filing fees were paid.

(6)

Represents shares of Common Stock issuable upon the exercise of warrants (the “DC Warrants”) issued in the November Private Placement and amended in connection with the Debt Conversion. These shares were previously included in Registration Statement No. 333-193826 for which all filing fees were paid.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (the “Registration Statement”) will be used as a combined prospectus in connection with this Registration Statement, Registration Statement No. 333-188096 (the “188096 Registration Statement”), Registration Statement No. 333-200804 (the “200804 Registration Statement”) and Registration Statement No. 333-193826 (the “193826 Registration Statement”). This Registration Statement constitutes Post-Effective Amendment No. 2 to this Registration Statement, Post-Effective Amendment No. 3 to Form S-1 on Form S-3 to the 188096 Registration Statement, Post-Effective Amendment No. 1 to Form S-1 on Form S-3 to the 200804 Registration Statement and Post-Effective Amendment No. 2 to Form S-1 on Form S-3 to the 193826 Registration Statement.

Each of Post-Effective Amendment No. 3 to Form S-1 on Form S-3 to the 188096 Registration Statement, Post-Effective Amendment No. 1 to Form S-1 on Form S-3 to the 200804 Registration Statement and Post-Effective Amendment No. 2 to Form S-1 on Form S-3 to the 193826 Registration Statement will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

i

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus relating to:

                                 i.     the issuance by the registrant of 309,400 shares of Common Stock upon exercise of common stock purchase warrants issued to investors and the placement agent in connection with the registrant’s Registered Direct Offering, the issuance of such shares of Common Stock having been previously registered on this Registration Statement.

                                ii.     the resale of 20,000 shares of Common Stock issuable upon exercise of common stock purchase warrants issued to ZQX Advisors, LLC in connection with a consulting agreement the registrant entered into with them in August 2009, the sale of such shares of Common Stock having been previously registered on the 188096 Registration Statement;

                              iii.     the resale of 315,925 shares of Common Stock issued or issuable upon exercise of common stock purchase warrants that were originally issued to 10 accredited investors in the registrant’s February 2011 private placement, the sale of such shares of Common Stock having been previously registered on the 188096 Registration Statement;

                              iv.     the resale of 330,118 shares of Common Stock issued upon conversion of $750,000 principal amount of 8% convertible debentures plus accrued interest thereon issued to five accredited investors in the registrant’s September 2012 private placement, the sale of such shares of Common Stock having been previously registered on the 188096 Registration Statement;

                               v.      the resale of 757,813 shares of Common Stock issuable upon conversion of 8% convertible debentures plus accrued interest thereon and exercise of common stock purchase warrants originally issued to 20 accredited investors and the placement agent in the registrant’s January 2013 private placement, the sale of such shares of Common Stock having been previously registered on the 188096 Registration Statement;

                              vi.      the resale of 57,724 shares of Common Stock issued to Aspire Capital Fund, LLC (“Aspire Capital”) pursuant to a common stock purchase agreement between the registrant and Aspire Capital which was terminated on April 23, 2015, the sale of such shares of Common Stock having been previously registered on the 188096 Registration Statement;

                            vii.      the resale of 100,800 shares of Common Stock issued to Adaptive Capital, LLC (“Adaptive Capital”) in connection with the Debt Conversion, the sale of such shares of Common Stock having been previously registered on the 200804 Registration Statement;

                           viii.      the resale of 739,958 shares of Common Stock underlying our Series A Preferred Stock issued to Adaptive Capital in connection with the Debt Conversion, the sale of such shares of Common Stock having been previously registered on the 200804 Registration Statement; and

                             ix.       the resale of 369,979 shares of Common Stock issuable upon the exercise of DC Warrants which were issued to Adaptive Capital in the November Private Placement, the sale of such shares of Common Stock having been previously registered on the 193826 Registration Statement.

Additionally, in accordance with undertakings made by the registrant in the 188096 Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the registrant hereby removes from registration 444,800 shares of Common Stock previously issuable to Aspire Capital that remained unsold under the 188096 Registration Statement. The 188096 Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

This Registration Statement, which is Post-Effective Amendment No. 2 to the Registration Statement, also constitutes Post-Effective Amendment No. 3 to the 188096 Registration Statement, Post-Effective Amendment No. 1 to the 200804 Registration Statement and Post-Effective Amendment No. 2 to the 193826 Registration Statement (collectively, the “Post-Effective Amendments”), and such Post-Effective Amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 22, 2016

Prospectus

ITUS CORPORATION

3,001,715 Shares of Common Stock

This prospectus relates to the issuance by ITUS Corporation (“we,” “us,” “our,” the “Company,” or “ITUS”) and/or the resale by certain selling stockholders of up to 3,001,715 shares of common stock, par value $0.01 per share, as follows:

•         the issuance by the Company of 309,400 shares of common stock upon exercise of common stock purchase warrants (the “RD Warrants”) issued to the investors and the placement agent in our July 2014 registered direct offering (the “Registered Direct Offering”), the issuance of which were previously registered on this Registration Statement No. 333-193869 (this “Registration Statement”);

•         the resale of 20,000 shares of common stock issuable upon exercise of common stock purchase warrants issued to ZQX Advisors, LLC (“ZQX”) in connection with a consulting agreement we entered into with them in August 2009 and previously registered on Registration Statement No. 333-188096 (the “188096 Registration Statement”);

•         the resale of 315,925 shares of common stock issued or issuable upon exercise of common stock purchase warrants originally issued to 10 accredited investors in our February 2011 private placement and previously registered on the 188096 Registration Statement;

•         the resale of 330,118 shares of common stock issued upon conversion of $750,000 principal amount of 8% convertible debentures plus accrued interest thereon issued to five accredited investors in our September 2012 private placement and previously registered on the 188096 Registration Statement;

•         the resale of 757,813 shares of common stock issuable upon conversion of 8% convertible debentures plus accrued interest thereon and exercise of common stock purchase warrants originally issued to 20 accredited investors and the placement agent in our January 2013 private placement and previously registered on the 188096 Registration Statement;

•         the resale of 57,724 shares of common stock issued to Aspire Capital Fund, LLC (“Aspire Capital”) pursuant to a common stock purchase agreement between the Company and Aspire Capital, dated April 23, 2013 and terminated on April 23, 2015 (the “Stock Purchase Agreement”) and previously registered on the 188096 Registration Statement;

•         the resale of 100,800 shares of common stock issued to Adaptive Capital, LLC (“Adaptive Capital”) in connection with the conversion of a 6% convertible debenture (the “Debenture”) held by Adaptive Capital that was originally issued on November 11, 2013 in a private placement (the “November Private Placement”) and previously registered on Registration Statement No. 333-200804 (the “200804 Registration Statement”);

•         the resale of 739,958 shares of common stock issuable upon the conversion of 140 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) held by Adaptive Capital that was issued on September 9, 2014 in exchange for 15,978,943 shares of common stock that were issued to Adaptive Capital on September 9, 2014 in connection with the conversion of the Debenture held by Adaptive Capital that was originally issued in the November Private Placement and previously registered on the 200804 Registration Statement; and

•         the resale of 369,979 shares of common stock issuable upon the exercise of warrants (the “DC Warrants”) which were issued to Adaptive Capital in the November Private Placement and previously registered on Registration Statement No. 333-193826 (the “193826 Registration Statement” and together with this Registration Statement, the 188096 Registration Statement and the 200804 Registration Statement, the “Selling Stockholder Registration Statements”).

This prospectus also relates to the deregistration of 560,000 shares of common stock previously issuable to Aspire Capital and registered by the Company on the 188096 Registration Statement that are no longer issuable to Aspire Capital. Such deregistration is being undertaken by the Company in accordance with undertakings made by the Company in the 188096 Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings.

We will not receive any proceeds from the resale of any of the shares of common stock being registered hereby sold by the selling stockholders.  However, we may receive proceeds from the exercise of the warrants held by the selling stockholders exercised other than pursuant to any applicable cashless exercise provisions of the warrants. We will receive proceeds from our issuance of common stock upon exercise of the RD Warrants.

The number of shares available for re-sale under this prospectus may have changed since the Securities and Exchange Commission (the “SEC”) declared our Selling Stockholder Registration Statements effective. See “Selling Stockholders” beginning on page  17 for an updated list of the shares still available for sale under this prospectus to the extent that the Company is aware of any such changes.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ITUS.” On January 19, 2016, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.00 per share.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. With regard only to the shares it sells for its own behalf, Aspire Capital and Adaptive Capital may each be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Company has paid all of the registration expenses incurred in connection with the registration of the shares. We will not pay any of the selling commissions, brokerage fees and related expenses.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page  7 to read about factors you should consider before investing in shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2016.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended October 31, 2015 and 2014 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including our “Risk Factors” and our public filings incorporated by reference hereto, before making an investment decision.

Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Business Overview

We were incorporated on November 5, 1982 under the laws of the State of Delaware.  From inception through October 2012, our primary operations involved the development of patented technologies in the areas of thin-film displays and encryption.  In October of 2012 under the leadership of a new management team, the Company undertook a transformation process to recapitalize the Company, unencumber the Company’s assets, seek reparations from a previous joint development partner, change the Company’s name and ticker symbol, relocate the Company’s headquarters and modernize its systems, and monetize patented technologies developed by the Company, or acquired from third parties. In July of 2015, the Company’s stock was accepted for listing and began trading on the NASDAQ Capital Market.

In June of 2015, the Company announced the formation of a new subsidiary, Anixa Diagnostics Corporation (“Anixa”), to develop non-invasive blood tests for the early detection of solid tumor based cancers. In July of 2015, Anixa entered into a collaborative research agreement with The Wistar Institute (“Wistar”), the nation’s first independent biomedical research institute and a leading National Cancer Institute designated cancer research center, for the purpose of validating Anixa’s cancer detection methodologies and establishing protocols for identifying certain biomarkers in the blood stream identified by Anixa and associated with solid tumors. In October of 2015, Anixa and Wistar announced very favorable results from initial testing of a small group of breast cancer patients and healthy controls. One hundred percent (100%) of the blood samples tested from breast cancer patients showed the presence of the biomarkers identified by Anixa, and none of the healthy patient blood samples contained the biomarkers. A more extensive clinical study is currently being conducted.

Based upon and following the results of the more extensive clinical study, Anixa will determine what further studies are necessary and whether and when to begin the process of seeking regulatory approval for a cancer screening test or tests utilizing Anixa’s technology. One manner of seeking regulatory approval is to have a lab certified to run the Anixa cancer screening tests pursuant to the Clinical Laboratory Improvement Act of 1988 (“CLIA”). Among other things, CLIA requires clinical laboratories that perform diagnostic testing to be certified by the state in which the lab is located, as well as the Center for Medicare and Medicaid Services. If Anixa seeks regulatory approval pursuant to CLIA, only those laboratories that are certified under CLIA to run the Anixa diagnostic test would be able to process test samples. CLIA certification may or may not require additional studies. Anixa could seek to establish its own CLIA certified laboratory to run the diagnostic tests, or Anixa could potentially contract with an existing CLIA certified lab, and seek to have that laboratory certified to run the Anixa diagnostic test.

Another manner of obtaining regulatory approval would be to seek to have an Anixa diagnostic test or tests approved by The Food and Drug Administration (“FDA”) pursuant to what are commonly referred to as either the 510(K) process, or the Premarket Application (“PMA”) process. The appropriate pathway for FDA approval would depend upon a variety of factors, including the intended use of the test, and the risks associated with such use. FDA approval can take several years and would entail additional clinical studies.

The decision of whether and when to seek CLIA certification or FDA approval of a diagnostic test or tests utilizing Anixa’s technology will be dependent on a variety of factors, including the results from Anixa’s more extensive clinical study, the capital requirements of each approval process, the landscape for competitive diagnostic testing, and the time and resources required by each approval process. It is possible that Anixa may seek to have one or more diagnostic tests approved via CLIA certification, and other diagnostic test or tests approved by the FDA, or that Anixa may seek simultaneous approval of a particular diagnostic test or tests.

Over the next several quarters, we expect Anixa to be the primary focus of the Company. As part of our legacy operations, the Company has outsourced a small development project in connection with one of the Company’s thin-film display technologies, and through certain of its subsidiary companies, the Company remains engaged in limited patent licensing activities in the areas of encryption and advanced materials.  We do not expect these activities to be a significant part of the Company’s ongoing operations.

Over the past several quarters, our revenue has been derived from technology licensing and the sale of patented technologies, including in connection with the settlement of litigation. In addition to Anixa, the Company expects to make investments in and form new companies to develop additional emerging technologies.

Transactions with Selling Stockholders

August 2009 Transaction with ZQX

On August 20, 2009, we entered into an Engagement Letter with ZQX pursuant to which they were engaged to evaluate our E-Paper® electrophoretic intellectual property, which engagement was terminated by us on January 21, 2013.  In connection with this engagement, we issued to ZQX 32,000 unregistered shares of our common stock together with warrants to purchase an additional 20,000 shares of our common stock in exchange for a 19.5% ownership interest in ZQX.  Warrants to purchase 10,000 shares are exercisable at $9.25 per share and warrants to purchase the remaining 10,000 shares are exercisable at $13.88 per share. The warrants are currently exercisable and expire in August 2019.

February 2011 Private Placement

On February 8, 2011, we sold 280,000 shares of our common stock in a private placement to 10 accredited investors, including Denis A. Krusos, our former Chairman and Chief Executive Officer, Henry P. Herms, our Chief Financial Officer and then a director, Lewis H. Titterton, our Chairman of the Board of Directors but then a director, and George P. Larounis, a former director, at a price of $4.47 per share, for proceeds of $1,250,000.  In conjunction with the sale of the common stock, we issued the investors warrants to purchase 280,000 shares of our common stock.  Each warrant grants the holder the right to purchase one share of our common stock (or 280,000 shares of common stock in the aggregate) at the purchase price of $4.47 per share on or before February 8, 2016.  Certain of the investors are officers and/or directors of the Company and the warrants issued to such persons included a “cashless exercise” provision.

September 2012 Private Placement

On September 12, 2012, we completed a private placement to five accredited investors, including Lewis H. Titterton, Jr., our Chairman of the Board of Directors and then Chief Executive Officer, and Bruce Johnson, a director, pursuant to which we sold $750,000 principal amount of 8% Convertible Debentures due 2016. These debentures mature on September 12, 2016, bear interest at the rate of 8% payable quarterly and are convertible into shares of our common stock at a price per share of $2.30. We may prepay these debentures at any time without penalty upon 30 days prior notice.   In February 2013, $600,000 principal amount of these debentures were converted into 260,870 shares of our common stock and an additional 2,725 shares were issued in payment of accrued interest.  In April 2013, the remaining $150,000 principal amount of these debentures were converted into 65,218 shares of our common stock and an additional 1,305 shares were issued in payment of accrued interest.

January 2013 Private Placement

On January 25, 2013, we completed a private placement to 20 accredited investors, including Robert A. Berman, our President, Chief Executive Officer and a director, Dr. Amit Kumar, then a consultant to the Company and director and now Vice Chairman of the Board of Directors and Chief Executive Officer of Anixa, and Bruce Johnson, a director, pursuant to which we sold $1,765,000 principal amount of 8% Convertible Debentures due 2015 (the “January 2013 Debentures”) at an exercise price of $3.75 per share and warrants (the “January 2013 Warrants”) to purchase 235,310 shares of common stock (the “January 2013 Warrant Shares”) at an exercise price of $7.50 per share.  The January 2013 Debentures mature on January 25, 2015, bear interest at the rate of 8% payable quarterly and are convertible into shares (the “January 2013 Conversion Shares”) of our common stock at a price per share of $3.75.  During June and July 2013, holders of $325,000 of principal of the January 2013 Debentures converted their holdings into an aggregate of 86,671 shares of common stock and an additional 805 shares of common stock were issued in payment of accrued interest. In April, July and October 2013, respectively, 4,715, 4,040 and 5,623 shares of our common stock were issued in payment of interest on the January 2013 Debentures.

If all of the January 2013 Debentures are converted, the Company would issue 267 shares of common stock for each $1,000 principal amount of the January 2013 Debentures or 470,691 shares of its common stock in the aggregate.  For each $1,000 principal amount of the January 2013 Debentures, the Company issued a January 2013 Warrant to purchase 134 shares of common stock.  Each January 2013 Warrant grants the holder the right to purchase the January 2013 Warrant Shares at the purchase price per share of $7.50 on or before January 25, 2016.  If there is not an effective registration statement covering the January 2013 Warrant Shares at the time the warrants are exercised, the January 2013 Warrants may be exercised on a cashless basis.

In connection with the January 2013 offering we paid The Benchmark Company LLC, as placement agent, a cash placement fee of $41,400 (or 6% of the aggregate purchase price from the investors they introduced to us) and issued to them warrants to purchase 11,040 shares of common stock (or 6% of the aggregate number of shares underlying the January 2013 Debentures issued to the investors they introduced to us) upon the same terms as the January 2013 Warrants issued in the offering.

April 2013 Stock Purchase Agreement with Aspire Capital

On April 23, 2013, we entered into the Stock Purchase Agreement with Aspire Capital which provided that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital was committed to purchase up to an aggregate of $10 million of shares of our common stock over the two-year term of the agreement. In consideration for entering into the Stock Purchase Agreement, concurrently with the execution of the Stock Purchase Agreement, we issued to Aspire Capital 140,000 shares of our common stock, or the “Commitment Shares,” with a fair value of $700,000 as a commitment fee. Upon execution of the Stock Purchase Agreement, Aspire Capital purchased 100,000 shares of common stock, or the “Initial Purchase Shares” on April 23, 2013 for $500,000.  During the period from July through September 2013, we sold an additional 115,200 shares of our common stock (the “Additional Shares”) to Aspire Capital for approximately $592,000. On April 23, 2015, the Stock Purchase Agreement was terminated.

November 2013 Private Placement and Subsequent Debt Conversion

On November 11, 2013, we entered into a subscription agreement with Adaptive Capital, an institutional investor, pursuant to which we issued a 6% convertible debenture with a principal amount of $3,500,000 and the DC Warrant to purchase 369,979 shares of common stock (the “Adaptive Warrant Shares”). The shares of common stock underlying the Debenture and the Adaptive Warrant Shares were subsequently registered by us pursuant to the 193826 Registration Statement which was declared effective on May 8, 2014. On September 9, 2014, we entered into a debt conversion agreement (the “Debt Conversion Agreement”) with Adaptive Capital pursuant to which we converted the Debenture issued in the November Private Placement into shares of our common stock and Series A Preferred Stock. Specifically, in consideration for the conversion of the outstanding principal and all accrued but unpaid interest on the Debenture, we issued to Adaptive Capital 739,958 shares of our common stock (the “Conversion Shares”), of which Adaptive Capital agreed to exchange 639,158 Conversion Shares into 140 shares of our Series A Preferred Stock. In addition, we agreed to amend the terms of the DC Warrant issued in the November Private Placement to decrease the exercise price from $9.46 to $7.75. The 140 shares of Series A Preferred Stock are convertible into up to 739,958 shares of our common stock. The conversion of the Series A Preferred Stock and the exercise of the DC Warrant are subject to certain beneficial ownership limitations.

For further information regarding the transactions with the aforementioned selling stockholders, see “Selling Stockholders.”

Issuance by the Company

July 2014 Registered Direct Offering

On February 11, 2014, we filed with the SEC the Registration Statement on Form S-3. The Registration Statement was declared effective by the SEC on April 25, 2014. On July 15, 2014, we raised $4,000,000 of gross proceeds via a Registered Direct Offering of our common stock to certain investors including Lewis H. Titterton, Jr., the Chairman of our Board of Directors, Amit Kumar, then a consultant to the Company and director and now Vice Chairman of the Board of Directors and Chief Executive Officer of Anixa, and Tisha Stender, our former Chief Operating Officer, off of the Registration Statement. We sold an aggregate of 640,000 shares of common stock and common stock purchase warrants to purchase an aggregate of 320,000 shares of common stock (the “Investor Warrants”). Additionally, we issued Alere Financial Partners, LLC, a division of Summer Street Research Partners, as placement agent (“Alere”), warrants to purchase 5,400 shares of common stock (or 3% of the number of shares of common stock sold in the Registered Direct Offering to investors placed by the placement agent, the “PA Warrants” and together with the Investor Warrants, the “RD Warrants”). The Registration Statement registered for sale by the Company 640,000 shares of common stock, 325,400 common stock purchase warrants representing all of the RD Warrants and 325,400 shares of common stock underlying the RD Warrants.

The RD Warrants have been exercisable since immediately after the date of issuance at an exercise price of $10.00 per share and expire five years from the date of issuance.  The exercisability of the RD Warrants is limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of our common stock. The holder may elect to increase or decrease this beneficial ownership limitation to any other percentage, but not in excess of 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), provided that any such increase or decrease will not be effective until 61 days after such written notice is delivered. A holder of the RD Warrants has the right to exercise its RD Warrants on a cashless basis if the Registration Statement or prospectus contained therein is not available for the issuance of the shares of common stock issuable upon exercise thereof. Additionally, under certain circumstances, we have the right to call for cancellation all or any portion of each RD Warrant for which a notice of exercise has not yet been delivered for consideration equal to $.025 per share.

In connection with the Registered Direct Offering we paid Alere, as placement agent, a cash fee of $143,250 (or 6% of the aggregate purchase price paid by investors placed by the placement agent plus 1.5% of the aggregate purchase price paid by investors that were not placed by the placement agent) and issued to them the PA Warrants upon the same terms as the Investor Warrants.

Where You Can Find Us

Our principal executive offices are located at 12100 Wilshire Boulevard, Suite 1275, Los Angeles, CA 90025, our telephone number is (310) 484-5200, and our Internet website address is http://www.ITUScorp.com.  The information on our website is not a part of, or incorporated in, this prospectus.

The Offering

Common stock outstanding:	8,724,878 shares as of January 19, 2016
Common stock offered herein:	3,001,715 shares
Common stock outstanding after the offering:	10,485,767 shares[1]
Use of Proceeds:

We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds upon the exercise of the warrants issued in the January 2013 and February 2011 private placements, the exercise of warrants issued to ZQX, the exercise of the DC Warrants and the exercise of the RD warrants (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such warrant will be exercised. See “Use of Proceeds.”

Quotation of common stock:	Our common stock is listed on the Nasdaq Capital Market under the symbol “ITUS.”
Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.
Risk Factors:

An investment in our company is highly speculative and involves a significant degree of risk.  See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

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[1] Assumes the exercise of all warrants and the conversion of all notes and debentures currently held by the selling stockholders listed herein and the sale of all such shares of common stock issued upon exercise and/or conversion, as applicable, by such selling stockholders.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision with regard to our securities. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Financial Condition and Operations

We have a history of losses and may incur additional losses in the future.

On a cumulative basis we have sustained substantial losses and negative cash flows from operations since our inception.  As of October 31, 2015, our accumulated deficit was approximately $146,149,000.  As of October 31, 2015, we had approximately $6,769,000 in cash and cash equivalents and short-term investments, and working capital of approximately $6,302,000. We incurred losses of approximately $1,379,000 in fiscal year 2015. We expect to incur material research and development expenses and to continue incurring significant legal and general and administrative expenses in connection with our operations.  As a result, we anticipate that we will incur losses in the future.

We may need additional funding in the future which may not be available on acceptable terms, or at all, and, if available, may result in dilution to our stockholders.

Based on currently available information as of January 19, 2016, we believe that our existing cash, cash equivalents, short-term investments and expected cash flows will be sufficient to enable us to continue our business activities for at least 12 months.  However, our projections of future cash needs and cash flows may differ from actual results. If current cash on hand, cash equivalents, short term investments and cash that may be generated from our business operations are insufficient to satisfy our liquidity requirements, we may seek to sell equity securities or obtain loans from various financial institutions where possible.  The sale of additional equity securities or convertible debt could result in dilution to our stockholders. Additionally, the sale of equity securities or issuance of debt securities may be subject to certain security holder approvals or may result in the downward adjustment of the exercise or conversion price of our outstanding securities. We can give no assurance that we will generate sufficient cash flows in the future to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available or would be approved by our security holders, if needed, on favorable terms or at all.  If we cannot obtain such funding if needed or if we cannot sufficiently reduce operating expenses, we would need to curtail or cease some or all of our operations.

If we encounter unforeseen difficulties with our business or operations in the future that require us to obtain additional working capital, and we cannot obtain additional working capital on favorable terms, or at all, our business will suffer.

Our consolidated cash, cash equivalents and short-term investments on hand totaled approximately $6,769,000 and $5,861,000 at October 31, 2015 and 2014, respectively.  To date, we have relied primarily upon cash from the public and private sale of equity and debt securities, as well as net proceeds from the December 2014 settlement with AUO Optronics Corporation (“AUO”), to generate the working capital needed to finance our operations.

Although we received an aggregate of $9,000,000 from a Settlement Agreement and Patent Assignment Agreement with AUO, resolving a lawsuit by the Company, we may need substantial additional capital to continue to operate our business.

We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated.  As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise.  Other than as disclosed in this prospectus, we have not identified other sources for additional funding and cannot be certain that additional funding will be available on acceptable terms, or at all.  If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders.  If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.  Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which would significantly harm the business and development of operations.

Failure to effectively manage our potential growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our business strategy and potential growth may place a strain on managerial, operational and financial resources and systems.  Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results will be materially harmed.

Risks Related to Anixa

Anixa is a pre-revenue biotechnology company and is thus subject to the risks associated with new businesses in that industry.

Since the Company’s primary focus for the foreseeable future will likely be on Anixa, shareholders should understand that Anixa is an early stage biotechnology company with no history of revenue-generating operations, and its only assets consist of certain intellectual property and know-how of its officers. Therefore, this subsidiary is, and expects for the foreseeable future to be, subject to all the risks and uncertainties inherent in a new business, in particular new businesses engaged in the early detection of certain cancers. Anixa still must establish and implement many important functions necessary to operate a business, including securing its intellectual property rights.

Accordingly, you should consider the Company’s prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in their pre-revenue generating stages, particularly those in the biotechnology field. Shareholders should carefully consider the risks and uncertainties that a new subsidiary with no operating history will face. In particular, shareholders should consider that there is a significant risk that Anixa will not be able to:

•         demonstrate the effectiveness of its tests:

•         implement or execute Anixa’s current business plan, or that Anixa’s business plan is sound;

•         raise sufficient funds in the capital markets or otherwise to fully effectuate Anixa’s business plan;

•         maintain its management team, including the members of its scientific advisory board;

•         determine that the processes and technologies that Anixa has developed or will develop are commercially viable; and/or

•         attract, enter into or maintain contracts with potential commercial partners such as licensors of technology and suppliers.

If Anixa cannot execute any one of the foregoing, its business may fail and the Company will be adversely effected. In addition, we expect to encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. Anixa will need to transition at some point from a company with a research and development focus to a company capable of supporting commercial activities. Anixa may not be able to reach such point of transaction or make such a transition, which would have a material adverse effect on our Company.

We may have difficulty in raising capital for Anixa and may consume resources faster than expected.

Anixa currently does not generate any revenue from its diagnostic technology or otherwise and as of October 31, 2015, the Company only had $6,769,000 in cash. Therefore, we have a limited source of cash to meet Anixa’s future capital requirements, which may include the expensive process of obtaining FDA approval for our technology for each type of cancer for which we desire to launch a diagnostic test. We do not expect Anixa to generate revenues for the foreseeable future, and we may not be able to raise funds for Anixa in the future, which would leave us without resources to continue Anixa’s operations and force us to resort to the Company raising additional capital in the form of equity or debt financings, which may not be available to us. We may have difficulty raising needed capital in the near or longer term as a result of, among other factors, the very early stage of Anixa and Anixa’s lack of revenues as well as the inherent business risks associated with Anixa and present and future market conditions. Also, Anixa may consume available resources more rapidly than currently anticipated, resulting in the need for additional funding sooner than anticipated. Our inability to raise funds for Anixa could lead to decreases in the price of our common stock and the failure of Anixa’s business which would have a material adverse effect on the Company.

While Anixa’s diagnostic technology has shown favorable results from initial testing, we cannot guarantee that these results will be replicated in future testing nor can we guarantee the success of the technology at all.

We have initially used Anixa’s diagnostic technology to test the blood of a small group of individuals consisting of breast cancer patients and healthy patients. While one hundred percent of the blood samples tested from the breast cancer patients showed the presence of the biomarkers identified by Anixa and none of the healthy patient blood samples contained the biomarkers, there is no guarantee that these results will be replicable when we test a larger group of patients or at all. If we are unable to replicate these results, or if we begin to see a high degree of false positives in future testing, Anixa’s diagnostic technology will not have any monetary value and we will be unable to generate any revenue from this product.

Even if we are able to replicate the results from the initial testing of Anixa’s diagnostic technology, our ability to commercialize Anixa’s technology in the future will depend on our ability to provide evidence of clinical utility.

Our ability to successfully commercialize Anixa’s diagnostic technology will depend on numerous factors, including whether health care providers believe that Anixa’s diagnostic tests provide sufficient incremental clinical utility; whether the medical community accepts that Anixa’s diagnostic tests have sufficient sensitivity (there are no or very few false positives), specificity (detects the cancer the test is supposed to detect) and predictive value to be meaningful in patient care and treatment decisions; whether the technology and the cost of a test is reasonably priced and commercially viable; and whether health insurers, government health programs and other third-party payers will cover and pay for Anixa’s diagnostic tests and the amount that they will reimburse for such tests. These factors may present obstacles to commercial acceptance of our diagnostic tests.  To the extent these obstacles arise, we will need to devote substantial time and resources to overcome these obstacles, and we might not be successful. Failure to achieve widespread market acceptance of Anixa’s diagnostic tests would materially harm our business, financial condition and results of operations.

We are unable to give any assurance that we will be successful in providing sufficient evidence of clinical utility or any assurance that we will have adequate managerial, technical or financial resources to support the studies necessary to provide sufficient evidence of clinical utility of Anixa’s diagnostic testing or differentiate from other diagnostic products in the manner, timeframe or cost parameters we anticipate, if at all. If we are unable to provide evidence of clinical utility and differentiate Anixa’s diagnostic testing, we will not be able to generate the revenues and market growth that we seek. Our failure to generate revenue from the sale of our products would materially adversely impact our business, financial condition, results of operations and prospects.

Diagnostic test development involves a lengthy and complex process, and we may be unable to commercialize on a timely basis, or at all, Anixa’s diagnostic technology.

We have begun to devote considerable resources to research and development for Anixa’s diagnostic technology, however there can be no assurance that Anixa’s technology will be capable of reliably predicting the occurrence or recurrence of any cancers with the sensitivity and specificity necessary to be clinically and commercially useful, or, even if such technology is clinically and commercially useful, that it will result in commercially successful products. In addition, before we can fully develop Anixa’s diagnostic technology and commercialize any new products, we will need to:

•         conduct substantial research and development;

•         conduct validation studies;

•         expend significant funds;

•         enter into agreements and maintain relationships with third party vendors to provide third party blood samples;

•         obtain regulatory approval (either CLIA, FDA or both); and

•         establish or contract with the owner of a CLIA certified laboratory to process test samples.

Accordingly, Anixa’s product development process involves a high degree of risk and may take several years, especially if the Company seeks FDA approval for each of the diagnostic tests. If Anixa’s biomarker technology should fail at the research or development stage, not produce sufficient clinical validation data to support the effectiveness of the product or not gain regulatory approval or if we should run out of cash to devote towards the commercialization of the technology or fail to establish agreements with necessary third party vendors, Anixa’s diagnostic technology will not make it to commercialization and we will not generate any revenue from the product.

If we fail to obtain, or if there are delays in obtaining, required regulatory approvals, we will not be able to commercialize Anixa’s diagnostic technology, and our ability to generate revenue and the viability of Anixa and our Company will be materially impaired.

Commercialization of Anixa’s diagnostic technology will require that we obtain either CLIA certification, FDA approval or both. If we are unable to obtain regulatory approval for Anixa’s diagnostic tests, we will be unable to commercialize and generate revenue from the technology which would have a material adverse effect on our business, financial condition and results of operations.

Unless we obtain FDA approval for Anixa’s biomarker testing, we will be dependent on laboratory contractors for testing of patient samples that are essential to the development and validation of Anixa’s diagnostic tests.

To pursue the development and validation of Anixa’s diagnostic tests, Anixa will require access to test results obtained from patient blood samples. Anixa has currently contracted with Wistar to provide these services. Unless and until Anixa’s biomarker tests receive FDA approval, Anixa may elect to seek CLIA certification for one or more of its biomarker tests. Failure to receive FDA approval or CLIA certification would have a material adverse effect on our ability to develop and validate Anixa’s diagnostic tests.

We will be dependent on third parties for the patient samples that are essential to the development and validation of Anixa’s diagnostic tests.

To pursue our development and validation of Anixa’s diagnostic tests, we are likely to need access, over time, to patient blood samples and such patients will need to consent to the use of their blood. We do not have direct access to a supply of patient samples. As a result, we have made arrangements with Wistar that has given us access to patient samples for the development and validation of Anixa’s diagnostic tests. We may lose access to patient samples provided by third parties, or have that access limited, because the third parties decrease the number of patient samples they provide, due to changes in privacy laws governing the use and disclosure of medical information or due to changes in the laws restricting Anixa’s ability to obtain patient samples and associated information. If Anixa fails to secure and maintain an adequate supply of patient samples, Anixa’s ability to pursue its development efforts may be slowed or halted, which could have a material adverse effect on our business, financial condition and results of operations.

Anixa’s business could be harmed from the loss or suspension of a license or imposition of a fine or penalties under, or future changes in, or changing interpretations of, the law or regulations of the Clinical Laboratory Improvement Act of 1967, the Clinical Laboratory Improvement Amendments of 1988, or the FDA or other federal, state or local agencies.

The clinical laboratory testing industry is subject to extensive federal and state regulation, and many of these statutes and regulations have not been interpreted by the courts. The CLIA are federal regulatory standards that apply to virtually all clinical laboratories (regardless of the location, size or type of laboratory), including those operated by physicians in their offices, by requiring that they be certified under federal law. CLIA does not pre-empt state law, which in some cases may be more stringent than federal law and require additional personnel qualifications, quality control, record maintenance and proficiency testing. The sanction for failure to comply with CLIA and state requirements may be suspension, revocation or limitation of a laboratory’s CLIA certificate, which is necessary to conduct business, as well as significant fines and/or criminal penalties. Several states have similar laws and we may be subject to similar penalties. The FDA regulates diagnostic products and periodically inspects and reviews their manufacturing processes and product performance. We may choose to seek FDA approval for Anixa’s biomarker tests. We cannot assure that applicable statutes and regulations will not be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that would adversely affect our business. Potential sanctions for violation of these statutes and regulations include significant fines and the suspension or loss of various licenses, certificates and authorizations, which could have a material adverse effect on our business. In addition, compliance with future legislation could impose additional requirements on us, which may be costly, including FDA regulation of laboratory developed tests.

Health insurers and other third-party payers may decide not to reimburse Anixa’s diagnostic testing or may provide inadequate reimbursement, which could jeopardize our commercial prospects and require customers to pay for the tests out of pocket.

In the United States, the regulatory process that allows diagnostic tests to be marketed is independent of any coverage determinations made by third-party payers. For new diagnostic tests, private and government payers decide whether to cover the test, the reimbursement amount for a covered test and the specific conditions for reimbursement. Physicians may order diagnostic tests that are not reimbursed by third-party payers, but coverage determinations and reimbursement levels and conditions are critical to the commercial success of a diagnostic product. Each third-party payer makes its own decision about which tests it will cover and how much it will pay, although many payers will follow the lead of Medicare. As a result, the coverage determination process will be a time-consuming and costly process that requires us to provide scientific, clinical and economic support for the use of Anixa’s diagnostic testing to each payer separately, with no assurance that approval will be obtained. If third-party payers decide not to cover Anixa’s diagnostic tests or if they offer inadequate payment amounts, our ability to generate revenue from Anixa’s diagnostic tests could be limited since patients who want to take the diagnostic tests would have to pay for it out of pocket. Even if one or more third-party payers decide to reimburse for Anixa’s tests, a third-party payer may stop or lower payment at any time, which could reduce revenue. We cannot predict whether third-party payers will cover Anixa’s tests or offer adequate reimbursement. We also cannot predict the timing of such decisions. In addition, physicians or patients may decide not to order Anixa’s tests if third-party payments are inadequate, especially if ordering the test could result in financial liability for the patient.

Whether or not health insurers and other third-party payers decide to reimburse Anixa’s diagnostic testing, the technology may cost patients more than we anticipate.

We believe that Anixa’s diagnostic technology will significantly reduce the cost to patients of screening for certain types of cancer. If, however, the cost to utilize Anixa’s technology is more expensive than we anticipate, many patients and third-party payers may elect not to utilize the technology which would significantly impact our ability to generate revenue on the technology.

We operate in a competitive market and expect to face intense competition, often from companies with greater resources and experience than us.

The clinical diagnostics industry is highly competitive and subject to rapid change. We are aware of many different types of diagnostic tests available to detect cancer that are currently in use or being developed and many more types of diagnostic tests may be developed in the future. If we are able to successfully commercialize our diagnostic technology, all of these tests will compete with our product. If our diagnostic technology is more expensive than and/or does not have sufficient specificity, sensitivity or predictive value to compete with tests that are currently on the market, or if any other diagnostic tests that are under development, once successfully developed and commercialized, have greater specificity, sensitivity or predictive value and/or are cheaper than our technology, we may be unable to compete successfully with such products which would have a material adverse effect on our business, financial condition and results of operations.

Furthermore, as the industry continues to expand and evolve, an increasing number of competitors and potential competitors may enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we do. Some of these competitors and potential competitors have more experience than we do in the development of diagnostic products, including validation procedures and regulatory matters. In addition, our diagnostic tests will compete with product offerings from large and well established companies that have greater marketing and sales experience and capabilities than we do. If we are unable to compete successfully, we may be unable to sustain and grow our revenue.

If we are unable to obtain and maintain intellectual property protection, Anixa’s competitive position will be harmed.

Anixa’s ability to compete and to achieve sustained profitability will be impacted by its ability to protect its proprietary discoveries and technologies, including its technology for detecting biomarkers. We expect to rely on a combination of patent protection, copyrights, trademarks, trade secrets, know-how, and regulatory approvals to protect Anixa’s technologies. Anixa’s intellectual property strategy is intended to help develop and maintain its competitive position. However, we cannot assure you that Anixa will be able to obtain patent protection for its methods of detecting biomarkers and processing its diagnostic tests, nor can we be certain that the steps we will have taken will prevent the misappropriation and unauthorized use of our technologies. If we are not able to obtain and maintain patent protection over Anixa’s technologies, our competitive position will be harmed.

We are dependent upon a few key personnel and the loss of their services could adversely affect us.

Our future success of developing our cancer diagnostics subsidiary will depend on the efforts of ITUS’s Vice Chairman, and the Executive Chairman of Anixa, Dr. Amit Kumar.  We do not maintain “key person” life insurance on Dr. Kumar. The loss of the services of Dr. Kumar could have a material adverse effect on our business and operating results.

Risks Related to Patent Licensing Activities

We may not be able to license our patent portfolios which may have an adverse impact on our future operations.

We may generate revenues and related cash flows from the licensing and enforcement of patents that we currently own, from technologies that we develop and from the rights to license and enforce additional patents we have obtained, and may obtain in the future, from third parties.  However, we can give no assurances that we will be able to identify opportunities to exploit such patents or that such opportunities, even if identified, will generate sufficient revenues to sustain future operations.

We, in certain circumstances, rely on representations, warranties and opinions made by third parties that, if determined to be false or inaccurate, may expose us to certain material liabilities.

From time to time, we may rely upon the opinions of purported experts.  In certain instances, we may not have the opportunity to independently investigate and verify the facts upon which such opinions are made. By relying on these opinions, we may be exposed to liabilities in connection with the licensing and enforcement of certain patents and patent rights which could have a material adverse effect on our operating results and financial condition.

In connection with patent licensing activities conducted by certain of our subsidiaries, a court that has ruled unfavorably against us may also impose sanctions or award attorney’s fees, exposing us and our operating subsidiaries to certain material liabilities.

In connection with any of our patent licensing activities, it is possible that a court that has ruled against us may also impose sanctions or award attorney’s fees to defendants, exposing us or our operating subsidiaries to material liabilities, which could materially harm our operating results and our financial condition.

Our patented technologies have an uncertain market value.

Many of our patents and technologies are in the early stages of adoption in the commercial and consumer markets. Demand for some of these technologies is untested and is subject to fluctuation based upon the rate at which our licensees will adopt our patents and technologies in their products and services.

We may choose to further develop our patented technologies or invest in new patented technologies which are in need of development.

Early stage technologies involve a high degree of risk, and the development of early stage technologies can be capital intensive. Should we decide to further develop our patented technologies, or invest in new patented technologies, we may not have the capital necessary to continually fund the development of the technologies, and the likelihood of achieving commercial success with any early stage technology is highly speculative.

Risks Related to Our Common Stock

The availability of shares for sale in the future could reduce the market price of our common stock.

In the future, we may issue securities to raise cash for operations and acquisitions of patents and/or companies.  We have and in the future may issue securities convertible into our common stock. Any of these events may dilute stockholders' ownership interests in our company and have an adverse impact on the price of our common stock.

In addition, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock. This could also impair our ability to raise additional capital through the sale of our securities.

Any actual or anticipated sales of shares by our stockholders may cause the trading price of our common stock to decline.  The sale of a substantial number of shares of our common stock by our stockholders, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Delaware law and our charter documents contain provisions that could discourage or prevent a potential takeover of our company that might otherwise result in our stockholders receiving a premium over the market price of their shares.

Provisions of Delaware General Corporation Law (“DGCL”) and our certificate of incorporation, as amended (the “Certificate of Incorporation”) and by-laws (“By-Laws”) could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

•         Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

•         The authorization in our Certificate of Incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

•         Provisions in our By-Laws regarding stockholders' rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a majority of shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our Board of Directors or to vote to repeal any of the anti-takeover provisions contained in our Certificate of Incorporation and By-Laws.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

We may fail to meet market expectations because of fluctuations in quarterly operating results, which could cause the price of our common stock to decline.

Our reported revenues and operating results have fluctuated in the past and may continue to fluctuate significantly from quarter to quarter in the future, specifically as we continue to devote more of our resources towards Anixa and our diagnostic technology. It is possible that in future periods, we will have no revenue or, in any event, revenues could fall below the expectations of securities analysts or investors, which could cause the market price of our common stock to decline. The following are among the factors that could cause our operating results to fluctuate significantly from period to period:

•         clinical trial results relating to our diagnostic technology;

•         progress with regulatory authorities towards the certification/approval of our diagnostic technology;

•         commercialization of our diagnostic technology; and

•         costs related to acquisitions, alliances and licenses;

Technology company stock prices are especially volatile, and this volatility may depress the price of our common stock.

The stock market has experienced significant price and volume fluctuations, and the market prices of technology companies have been highly volatile. We believe that various factors may cause the market price of our common stock to fluctuate, perhaps substantially, including, among others, the following:

•         announcements of developments in the cancer diagnostic testing industry;

•         developments in relationships with third party vendors and laboratories;

•         announcements of developments in our remaining patent enforcement actions;

•         developments or disputes concerning our patents and other intellectual property;

•         our or our competitors' technological innovations;

•         variations in our quarterly operating results;

•         our failure to meet or exceed securities analysts' expectations of our financial results;

•         a change in financial estimates or securities analysts' recommendations;

•         changes in management's or securities analysts' estimates of our financial performance;

•         debt crises affecting several countries in the European Union and concerns about sovereign debt of the United States;

•         announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents; and

•         the timing of or our failure to complete significant transactions.

In addition, we believe that fluctuations in our stock price during applicable periods can also be impacted by changes in governmental regulations in the diagnostic testing industry and/or court rulings and/or other developments in our remaining patent licensing and enforcement actions. For example, if government regulators no longer allow for the use of diagnostic technology that has not been granted FDA approval (e.g. denying products that have only received CLIA certification), the time and cost to bring our technology to market will increase which will likely have an adverse impact on our stock price.

In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If our common stock was the object of securities class action litigation, it could result in substantial costs and a diversion of management's attention and resources, which could materially harm our business and financial results.

 Our common stock is currently listed on NASDAQ Capital Market, however if our common stock is delisted for any reason, it will become subject to the SEC’s penny stock rules which may make our shares more difficult to sell.

If our common stock is delisted from NASDAQ Capital Market, our common stock will then fit the definition of a penny stock and therefore would be subject to the rules adopted by the SEC regulating broker-dealer practices in connection with transactions in penny stocks.  The SEC rules may have the effect of reducing trading activity in our common stock making it more difficult for investors to sell their shares.  The SEC’s rules require a broker or dealer proposing to effect a transaction in a penny stock to deliver the customer a risk disclosure document that provides certain information prescribed by the SEC, including, but not limited to, the nature and level of risks in the penny stock market.  The broker or dealer must also disclose the aggregate amount of any compensation received or receivable by him in connection with such transaction prior to consummating the transaction.  In addition, the SEC’s rules also require a broker or dealer to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction before completion of the transaction.  The existence of the SEC’s rules may result in a lower trading volume of our common stock and lower trading prices.

We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

The securities issued in our private placements and registered direct offering may dilute your percentage ownership interest and may also result in downward pressure on the price of our common stock.

In connection with our private placements in February 2011, January 2013 and November 2013 and our registered direct offering in July 2014, we have outstanding shares of preferred stock (following the conversion of the Debenture issued in November 2013) and warrants which are convertible into or exercisable for an aggregate of 1,768,889 shares of our common stock, at prices ranging from $4.465 to $10.00 per share.  In addition, as we have registered these shares for resale by the holders, it is possible that a significant number of shares could be sold at the same time.  Because the market for our common stock is thinly traded, the sales and/or the perception that those sales may occur, could adversely affect the market price of our common stock.  Furthermore, the mere existence of a significant number of shares of common stock issuable upon conversion of the preferred stock or the exercise of warrants may be perceived by the market as having a potential dilutive effect, which could lead to a decrease in the price of our common stock.

We are registering an aggregate of 3,001,715 shares of common stock and the sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 3,001,715 shares of common stock under the registration statement of which this prospectus forms a part for issuance. Notwithstanding ownership limitations of the selling stockholders, the 3,001,715 shares represent approximately 28.6% of our shares of common stock outstanding immediately after the conversion and exercise rights of the debentures and warrants in our private placements or other transactions at the time the registration statement is filed. If the selling stockholders sell all of their shares, the sale of such shares could depress the market price of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders.  However, we may receive proceeds from the sale of securities upon the exercise of the warrants issued in the January 2013 and February 2011 private placements, the Registered Direct Offering and the November Private Placement and the exercise of warrants issued to ZQX (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder).

Any net proceeds we receive will be used for general corporate and working capital or other purposes that the Board of Directors deems to be in the best interest of the Company.  As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds we may receive.  Accordingly, we will retain broad discretion over the use of these proceeds, if any.

DETERMINATION OF OFFERING PRICE

                The selling stockholders will offer common stock at the prevailing market prices or privately negotiated price as they may determine from time to time.

                The offering price of our common stock to be sold by the selling stockholders does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

                In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING STOCKHOLDERS

August 2009 Transaction with ZQX

On August 20, 2009, we entered into an Engagement Letter with ZQX pursuant to which they were engaged to evaluate our E-Paper® electrophoretic intellectual property, which engagement was terminated by us on January 21, 2013.  In connection with this engagement, we issued to ZQX 32,000 unregistered shares of our common stock together with warrants to purchase an additional 20,000 shares of our common stock in exchange for a 19.5% ownership interest in ZQX.  Warrants to purchase 10,000 shares are exercisable at $9.25 per share and warrants to purchase the remaining 10,000 shares are exercisable at $13.88 per share. The warrants are currently exercisable and expire in August 2019.

February 2011 Private Placement

On February 8, 2011, we sold 280,000 shares of our common stock in a private placement to 10 accredited investors, including Denis A. Krusos, our former Chairman and Chief Executive Officer, Henry P. Herms, our Chief Financial Officer and then a director, Lewis H. Titterton, our Chairman of the Board of Directors but then a director, and George P. Larounis, a former director, at a price of $4.47 per share, for proceeds of $1,250,000.  In conjunction with the sale of the common stock, we issued the investors warrants to purchase 280,000 shares of our common stock.  Each warrant grants the holder the right to purchase one share of our common stock (or 280,000 shares of common stock in the aggregate) at the purchase price of $4.47 per share on or before February 8, 2016.  Certain of the investors are officers and/or directors of the Company and the warrants issued to such persons included a “cashless exercise” provision.

On May 29, 2013, the Company offered the holders of the warrants issued in our February 2011 private placement the opportunity to exercise the warrants at a reduced exercise price of $4.00 per share (payable in cash) during the period ended July 15, 2013.   In connection therewith, Lewis H. Titterton, Jr., the Chairman of the Board of Directors, Bruce Johnson, a director, and Henry P. Herms, the Chief Financial Officer and then a director, exercised warrants to purchase 56,000, 28,000 and 11,200 shares of our common stock and we received gross proceeds of $380,800.  On June 17, 2013, Mr. Krusos, our former Chief Executive Officer, exercised the warrants previously issued to him in our February 2011 private placement on a “cashless” basis and received 21,900 shares of our common stock.

September 2012 Private Placement

On September 12, 2012, we completed a private placement to five accredited investors, including Lewis H. Titterton, Jr., our Chairman of the Board of Directors and then Chief Executive Officer, and Bruce Johnson, a director, pursuant to which we sold $750,000 principal amount of 8% Convertible Debentures due 2016. These debentures mature on September 12, 2016, bear interest at the rate of 8% payable quarterly and are convertible into shares of our common stock at a price per share of $2.30. We may prepay these debentures at any time without penalty upon 30 days prior notice.   In February 2013, $600,000 principal amount of these debentures were converted into 260,870 shares of our common stock and an additional 2,725 shares were issued in payment of accrued interest.  In April 2013, the remaining $150,000 principal amount of these debentures were converted into 65,218 shares of our common stock and an additional 1,305 shares were issued in payment of accrued interest.

January 2013 Private Placement

On January 25, 2013, we completed a private placement to 20 accredited investors, including Robert A. Berman, our President, Chief Executive Officer and a director, Dr. Amit Kumar, then a consultant to the Company and director and now Vice Chairman of the Board of Directors and Chief Executive Officer of Anixa, and Bruce Johnson, a director, pursuant to which we sold $1,765,000 principal amount of 8% Convertible Debentures due 2015 at an exercise price of $3.75 per share and warrants to purchase 235,310 shares of common stock at an exercise price of $7.50 per share.  The January 2013 Debentures mature on January 25, 2015, bear interest at the rate of 8% payable quarterly and are convertible into shares of our common stock at a price per share of $3.75. The Company may prepay the January 2013 Debentures at any time without penalty upon 30 days prior notice, but only if the sales price of the common stock on the principal market on which the common stock is primarily listed and quoted for trading is at least $7.50 for 20 trading days in any 30-day trading period ending no more than 15 days before the Company’s prepayment notice. During June and July 2013, holders of $325,000 of principal of the January 2013 Debentures converted their holdings into an aggregate of 86,671 shares of common stock and an additional 805 shares of common stock were issued in payment of accrued interest. In April, July and October 2013, respectively, 4,715, 4,040 and 5,623 shares of our common stock were issued in payment of interest on the January 2013 Debentures.

The January 2013 Debentures contain full ratchet anti-dilution protection which means, that, subject to certain exceptions, if the Company sells shares of common stock (or securities convertible or exchangeable into common stock) at an effective price of less than $3.75 per share of common stock, the conversion price of the January 2013 Debentures will be reduce to such lower effective sales price. The January 2013 Debentures also provide for events of default which, if any of them occurs, would permit the principal of and accrued interest on the January 2013 Debentures to become or to be declared due and payable, unless the event of default has been cured or the holder of the January 2013 Debenture has waived in writing the event of default.  If all of the January 2013 Debentures are converted, the Company would issue 267 shares of common stock for each $1,000 principal amount of the January 2013 Debentures or 470,691 shares of its common stock in the aggregate.  For each $1,000 principal amount of the January 2013 Debentures, the Company issued a January 2013 Warrant to purchase 134 shares of common stock.  Each January 2013 Warrant grants the holder the right to purchase the January 2013 Warrant Shares at the purchase price per share of $7.50 on or before January 25, 2016. If there is not an effective registration statement covering the January 2013 Warrant Shares at the time the warrants are exercised, the January 2013 Warrants may be exercised on a cashless basis.

Pursuant to the January 2013 Debentures and January 2013 Warrants, no investor may convert or exercise such investor’s January 2013 Debenture or January 2013 Warrant if such conversion or exercise would result in the Investor beneficially owning in excess of 4.99% of our then issued and outstanding common stock. A holder may, however, increase this limitation (but in no event exceed 9.99% of the number of shares of common stock issued and outstanding) by providing the Company with 61 days’ notice that such holder wishes to increase this limitation.

In connection with this offering, the Company granted each investor registration rights with respect to the January 2013 Conversion Shares and the January 2013 Warrant Shares. The Company was obligated to use its reasonable best efforts to cause a registration statement registering for resale the January 2013 Conversion Shares and the January 2013 Warrant Shares to be filed no later than 90 days from January 25, 2013 and to be declared effective no later than 180 days from January 25, 2013. The registration statement, of which this prospectus forms a part, was declared effective by the SEC on June 19, 2013. The Company is required to use it reasonable best efforts to keep this registration statement effective until the January 2013 Conversion Shares and the January 2013 Warrant Shares can be sold under Rule 144 of the Securities Act or such earlier date when all January 2013 Conversion Shares and the January 2013 Warrant Shares have been sold publicly; provided, however, the Company shall not be required to keep this registration statement effective for more than three years from January 25, 2013.

In connection with the January 2013 offering we paid The Benchmark Company LLC, as placement agent, a cash placement fee of $41,400 (or 6% of the aggregate purchase price from the investors they introduced to us) and issued to them warrants to purchase 11,040 shares of common stock (or 6% of the aggregate number of shares underlying the January 2013 Debentures issued to the investors they introduced to us) upon the same terms as the January 2013 Warrants issued in the offering.

April 2013 Stock Purchase Agreement with Aspire Capital

On April 23, 2013, we entered into the Stock Purchase Agreement, which provided that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital was committed to purchase up to an aggregate of $10 million of shares of our common stock over the two-year term of the Stock Purchase Agreement. In consideration for entering into the Stock Purchase Agreement, concurrently with the execution of the Stock Purchase Agreement, we issued to Aspire Capital the Commitment Shares and Aspire Capital purchased the Initial Purchase Shares. Concurrently with entering into the Stock Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements, as permissible and necessary to register under the Securities Act, to register the sale of the shares of our common stock that have been and may be issued to Aspire Capital under the Stock Purchase Agreement. In consideration for entering into the Stock Purchase Agreement, concurrently with the execution of the Stock Purchase Agreement, we issued to Aspire Capital 140,000 shares of our common stock with a fair value of $700,000 as a commitment fee. Upon execution of the Stock Purchase Agreement, Aspire Capital purchased 100,000 shares on April 23, 2013 for $500,000.  During the period from July through September 2013, we sold an additional 115,200 shares of our common stock to Aspire Capital for approximately $592,000. On April 23, 2015, the Stock Purchase Agreement terminated.

Pursuant to the Stock Purchase Agreement and the Registration Rights Agreement, we registered under the Securities Act 800,000 shares of our common stock, which includes the Commitment Shares and the Initial Purchase Shares that have already been issued to Aspire Capital, as well as the additional 444,800 shares of common stock that we could have issued to Aspire Capital prior to the termination of the Stock Purchase Agreement. As a result of the termination of the Stock Purchase Agreement, we are deregistering any shares not previously issued to Aspire Capital that were previously registered.  Aspire Capital has sold 182,276 shares of common stock and 172,924 shares of common stock are being offered pursuant to this prospectus.

November 2013 Private Placement and Subsequent Debt Conversion

On November 11, 2013, we entered into a subscription agreement with Adaptive Capital, an institutional investor, pursuant to which we issued a 6% convertible debenture with a principal amount of $3,500,000 and a warrant to purchase 369,979 shares of common stock. On September 9, 2014, we entered into a Debt Conversion Agreement with Adaptive Capital pursuant to which (i) the Debenture was converted into 739,958 Conversion Shares, (ii) 639,158 of the Conversion Shares were then exchanged for 140 shares of Series A Preferred Stock and (iii) the terms of the DC Warrant were amended to reduce the exercise price of the DC Warrant from $9.46 to $7.75.

The Series A Preferred Stock is convertible into shares of common stock at any time at the option of the holder (subject to certain limitations described below). Each share of Series A Preferred Stock is convertible into approximately 5,285.4 shares of common stock pursuant to the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”). Such ratio is calculated by dividing the stated value of each share of Series A Preferred Stock which is $25,000 by $4.73. In the event that we issue additional shares of common stock and/or any rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of common stock or otherwise entitling any person to acquire shares of common stock in connection with a financing as described in the Certificate of Designations pursuant to which the effective net price to the Company for such securities (the “Effective Price”) is less than 75% of the then conversion price, then subject to certain exceptions set forth in the Certificate of Designations, the conversion price will be reduced to the Effective Price. Upon at least 60 days prior written notice to the Company, on November 11, 2016, the selling stockholder has a one-time right to require us to redeem all or some of its shares of Series A Preferred Stock for cash that is specifically generated from the sale of our equity securities. The redemption price per share is equal to the “stated value.” After November 11, 2016, we have the right to convert any outstanding shares of Series A Preferred Stock into shares of common stock, subject to certain volume restrictions, if the average of the high and low trading price of the common stock for any 10 out of 20 consecutive trading days exceeds the then conversion price.

Pursuant to the Certificate of Designations, the Company will not effect any conversion of the Series A Preferred Stock if after giving effect to such conversion, the holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act, as amended) on an as-converted basis with the Common Stock in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. A holder may increase the Maximum Percentage by providing written notice to the Company of its intention to exceed the Maximum Percentage at a time no earlier than 60 days after such notice.

In connection with the Debt Conversion Agreement, we granted Adaptive Capital registration rights with respect to the Conversion Shares and the shares issuable upon conversion of the Series A Preferred Stock.  We are obligated to use our reasonable best efforts to cause a registration statement registering for resale the Conversion Shares to be filed no later than December 9, 2014 and to keep the registration statement effective until the Conversion Shares can be sold without restriction under Rule 144 of the Securities Act or such earlier date when all Conversion Shares have been sold; provided, however, we are not required to keep the Registration Statement effective after November 11, 2016.

The DC Warrant grants the holder the right to purchase the warrant shares at the purchase price per share of $7.75 on or before November 11, 2016.  If there is not an effective registration statement covering the warrant shares, the DC Warrant may be exercised on a cashless basis, otherwise the warrant holder must exercise for cash.  If the entire DC Warrant was exercised, the Company would receive approximately $2,867,000 in gross proceeds.

Pursuant to the DC Warrant, Adaptive Capital may not exercise its DC Warrant if such exercise would result in Adaptive Capital beneficially owning in excess of 4.99% of our then issued and outstanding common stock.  Adaptive Capital may increase this limitation (but in no event exceed 9.99% of the number of shares of common stock issued and outstanding) by providing us with 61 days’ notice that such holder wishes to increase this limitation.

In connection with the November Private Placement, we granted Adaptive Capital registration rights with respect to the warrant shares.  We were obligated to use our reasonable best efforts to cause a registration statement registering for resale the warrant shares to be filed no later than February 9, 2014 and to keep the registration statement effective until the warrant shares can be sold under without restriction under Rule 144 of the Securities Act or such earlier date when all the warrant shares have been sold; provided, however, we are not required to keep the Registration Statement effective after November 11, 2016.

Selling Stockholder Table

The following table sets forth certain information as of January 19, 2016 regarding the selling stockholders and the shares offered by them in this prospectus. In computing the number of shares owned by a person and the percentage ownership of that person in the table below, securities that are currently convertible or exercisable into shares of our common stock that are being offered in this prospectus are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of ownership of each selling stockholder in the following table is based upon 8,724,878 shares of common stock outstanding as of January 19, 2016 plus shares the selling stockholders will receive upon exercise of warrants or conversion of debt which are being offered in this offering.

Except as set forth below, no selling stockholder has held a position as an officer or director of the Company, nor has any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling stockholders may offer all or part of the common stock owned for resale from time to time.  Except as set forth below, none of the selling stockholders have any family relationships with our officers, directors or controlling stockholders. Furthermore, none of the selling stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholder” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholder named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholder who is able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (30)	Number of Shares of Common Stock Owned After Offering Assuming All Shares are Sold (34)	Percentage of Common Stock Owned After Offering Assuming All Shares are Sold (34)
Amit Kumar (1)	787,740	43,720	744,020	7.91%
Anne Rotondo (2)	26,400	11,200	15,200	*
Anthony R. Campbell (3)	41,720	41,720	-	-
Benjamin Bowen (4)	284	284	-	-
Braden Carlsson (4)	805	805	-	-
Bruce F. Johnson (5)	458,217	163,499	294,718	3.36%
Christopher Titterton (6)	10,339	10,760	-	-
Christopher Uzpen (7)	6,203	6,456	-	-
David W. Richards (8)	93,899	93,899	-	-
George P. Larounis (9)	37,600	11,200	26,400	*
Henry P. Herms (10)	65,625	19,125	46,500	*
Jamil Aboumeri (4)	284	284	-	-
Jeffery Titterton (11)	24,735	10,760	14,396	*
Jeffrey A. Blomberg (12)	10,129	10,129	-	-
John Borer (4)	284	284	-	-
John N. Hatsopoulos (13)	86,305	86,080	3,600	*
Jordan Lupu (14)	10,143	10,143	-	-
Leo C. Saenger, Jr. (15)	90,266	66,522	23,744	*
Leon Frenkel (16)	20,677	21,520	-	-
Lewis H. Titterton, Jr. (17)	707,337	179,899	527,438	5.90%
Michael N. Emmerman (18)	81,086	81,086	-	-
Peri D. Krusos (19)	22,400	22,400	-	-
Richard H. Morrison (20)	82,705	86,080	-	-
Robert Berman (21)	722,224	20,860	701,364	7.46%
Robert H. Castilini (22)	116,563	64,560	54,535	*
Robert J. Gallivan, Jr. (23)	22,677	21,520	2,000	*
Robert H. McDonald (24)	150,652	28,000	122,652	1.40%
Steven Lau (25)	20,258	20,258	-	-
Sunny H. Wong (26)	10,127	10,127	-	-
The Benchmark Company LLC (4)	5,521	5,521	-	-
Thomas S. Howland (27)	34,027	32,280	3,012	*
Todd Hackett (28)	276,311	136,939	141,060	1.60%
Thomas M. Tann III (31)	117,117	86,080	34,412	*
William Odenthal (4)	3,865	3,865	-	-
ZQX Advisors, LLC (29)	27,206	20,000	7,206	*
Aspire Capital (32)	172,924	172,924	-	-
Adaptive Capital (33)	1,210,737	1,210,737	-	-

_____________________

* Less than 1%.

(1)        Consists of 102,408 shares owned directly by Dr. Kumar, 670,000 shares that Dr. Kumar has the right to acquire within 60 days pursuant to his option agreements with the Company, and 15,332 shares that he has the right to acquire upon exercise of warrants purchased by him in the January 2013 private placement and in the July 2014 registered direct offering.  The number of shares owned prior to the offering includes 26,668 shares acquired upon conversion of debentures purchased by him in the January 2013 private placement and 1,720 shares issued in payment of interest on the debentures.  See “January 2013 Private Placement” above in this section. Dr. Kumar is Vice Chairman of the Board, Executive Chairman and Chief Executive Officer of Anixa.

(2)        Consists of 11,200 shares owned directly by Ms. Rotondo and 15,200 shares that Ms. Rotondo has the right to acquire within 60 days upon exercise of options granted pursuant to the 2003 Share Incentive Plan and/or the 2010 Share Incentive Plan. The number of shares owned prior to the offering includes 11,200 shares acquired by Ms. Rotondo in our February 2011 private placement.

(3)        Consists of 41,720 shares owned directly by Mr. Campbell.   The number of shares owned prior to the offering includes 40,000 shares that he acquired upon conversion of the debentures and exercise of the warrants issued in our January 2013 private placement.  The number of shares owned prior to the offering includes 1,720 shares issued in payment of interest on the debentures.   See “January 2013 Private Placement” above in this section.

(4)        Consists of shares issuable upon exercise of the warrants issued to The Benchmark Company LLC, as placement agent, or its designees.  See “January 2013 Private Placement” above in this section.

(5)        Consists of 404,085 shares owned directly by Mr. Johnson, 40,800 shares that Mr. Johnson has the right to acquire within 60 days pursuant to his option agreements with the Company, 13,332 shares Mr. Johnson has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 26,668 shares acquired upon conversion of debentures purchased by him in the January 2013 private placement and 1,600 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus also includes (a) 65,899 shares that were acquired by Mr. Johnson upon conversion of the debentures issued in our September 2012 private placement (see “September 2012 Private Placement” above in this section) and (b) 28,000 shares that were acquired by Mr. Johnson in our February 2011 private placement and 28,000 shares that he acquired upon exercise of warrants purchased by him in our February 2011 private placement (see  “February 2011 Private Placement” above in this section). Mr. Johnson is a director of the Company.

(6)        Consists of 339 shares owned directly by Mr. Christopher Titterton and 10,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 339 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus includes shares that were or may have been issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.  Mr. Christopher Titterton is the grown son of Mr. Lewis H. Titterton, Jr.

(7)        Consists of 203 shares owned directly by Mr. Uzpen and 6,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 203 shares issued in payment of interest on the debentures.  The number of shares that may be sold pursuant to this prospectus includes shares that were or may have been issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(8)        Consists of 65,899 shares owns directly by Mr. Richards and 28,000 shares he has the right to acquire within 60 days upon exercise of warrants purchased by him in the February 2011 private placement.  The number of shares that may be sold pursuant to this prospectus includes 65,899 shares that were acquired by Mr. Richards upon conversion of the debentures issued in our September 2012 private placement. See “September 2012 Private Placement” above in this section.

(9)       Consists of 12,800 shares owned directly by Mr. Larounis, 13,600 shares that he has the right to acquire within 60 days upon exercise of options granted pursuant to the 2003 share Incentive Plan and/or the 2010 Share Incentive Plan and 11,200 shares he has the right to acquire within 60 days upon exercise of warrants purchased by him in the February 2011 private placement.

(10)   Consists of 22,125 shares owned directly by Mr. Herms and 43,500 shares that he has the right to acquire within 60 days upon exercise of options granted pursuant to the 2003 share Incentive Plan and/or the 2010 Share Incentive Plan. The number of shares that may be sold pursuant to this prospectus includes 7,925 shares that were acquired by Mr. Herms in our February 2011 private placement and 11,200 shares that he acquired upon exercise of warrants purchased by him in our February 2011 private placement (see  “February 2011 Private Placement” above in this section). Mr. Herms is the Chief Financial Officer and Vice President-Finance of the Company.

(11)    Consists of 14,735 shares owned directly by Mr. Jeffrey Titterton and 10,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 339 shares issued in payment of interest on the debentures.  The number of shares that may be sold pursuant to this prospectus includes shares that were or may have been issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.  Mr. Jeffrey Titterton is the grown son of Mr. Lewis H. Titterton, Jr. Mr. Titterton is the Chairman of the Board of Directors.

(12)    Consists of 6,796 shares owned directly by Mr. Blomberg and 3,333 shares that he has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 129 shares issued in payment of interest on the debentures purchased by him in the January 2013 private placement.  The number of shares that may be sold pursuant to this prospectus also includes 6,667 shares that were acquired by Mr. Blomberg upon conversion of the debentures issued in our January 2013 private placement.  See “January 2013 Private Placement” above in this section.

(13)    Consists of 6,305 shares owned directly by Mr. Hatsopoulos and 80,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 2,705 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus includes shares that were or may have been issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(14)    Consists of 6,810 shares owned directly by Mr. Lupu and 3,333 shares that he has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 143 shares issued in payment of interest on the debentures purchased by him in the January 2013 private placement.  The number of shares that may be sold pursuant to this prospectus also includes 166,675 shares that were acquired by Mr. Lupu upon conversion of the debentures issued in our January 2013 private placement.  See “January 2013 Private Placement” above in this section.

(15)    Consists of 90,266 shares owned directly by Mr. Saenger.  The number of shares that may be sold pursuant to this prospectus consists of the 66,522 shares that were acquired by Mr. Saenger upon conversion of the debentures issued in our September 2012 private placement. See “September 2012 Private Placement” above in this section.

(16)    Consists of 677 shares owned by Periscope Partners L.P. and 20,000 shares that it has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by it in the January 2013 private placement.  The number of shares owned prior to the offering includes 677 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus includes shares that were or may have been issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.  Mr. Frenkel is the general partner of Periscope Partners L.P. and has shared voting and investment power with respect to the shares owned by Periscope Partners L.P.  Mr. Frenkel disclaims beneficial ownership except to the extent of his pecuniary interest.

(17)    Consists of 494,937 shares owned directly by Mr. Lewis H. Titterton, Jr., 210,400 shares that Mr. Titterton has the right to acquire within 60 days pursuant to his option agreements with the Company and 2,000 shares that Mr. Titterton has the right to acquire upon exercise of warrants purchased by Mr. Titterton in the July 2014 registered direct offering.  The number of shares that may be sold pursuant to this prospectus also includes (a) 65,899 shares that were acquired by Mr. Titterton upon conversion of the debentures issued in our September 2012 private placement (see “September 2012 Private Placement” above in this section) and (b) 56,000 shares that were acquired by Mr. Titterton in our February 2011 private placement and 56,000 shares that he acquired upon exercise of warrants purchased by him in our February 2011 private placement (see “February 2011 Private Placement” above in this section). Mr. Titterton is Chairman of the Board and the father of Messrs. Christopher and Jeffrey Titterton.

(18)    Consists of 54,422 shares owned directly by Mr. Emmerman and 26,664 shares that he has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 1,086 shares issued in payment of interest on the debentures purchased by him in the January 2013 private placement.  The number of shares that may be sold pursuant to this prospectus also includes 53,336 shares that were acquired by Mr. Emmerman upon conversion of the debentures issued in our January 2013 private placement.  See “January 2013 Private Placement” above in this section.

(19)    Consists of 22,400 shares owned directly by Ms. Krusos. The number of shares that maybe sold pursuant to this prospectus also includes 11,200 shares that were acquired by Ms. Krusos in our February 2011 private placement and 11,200 shares that she acquired upon exercise of warrants purchased by her in our February 2011 private placement (see “February 2011 Private Placement” above in this section).

(20)    Consists of 2,705 shares owns directly by Mr. Morrison and 80,000 shares that he and his wife have the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by jointly by them in the January 2013 private placement.  The number of shares owned prior to the offering includes 2,705 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus includes shares that were or may have been issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(21)    Consists of 45,558 shares owned directly by Mr. Berman, 670,000 shares that Mr. Berman has the right to acquire within 60 days pursuant to his option agreements with the Company, and 6,666 shares that he has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 13,334 shares acquired upon conversion of debentures purchased by him in the January 2013 private placement and 860 shares issued in payment of interest on the debentures.   See “January 2013 Private Placement” above in this section. Mr. Berman is the Chief Executive Officer and a director of the Company.

(22)    Consists of 56,563 shares owned directly by Mr. Castilini and 60,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 2,029 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus includes shares that were or may have been issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(23)    Consists of 2,677 shares owned by the Robert J. Gallivan, Jr. Sole Proprietorship Defined Benefit Pension Plan and 20,000 shares that it has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by it in the January 2013 private placement.  The number of shares owned prior to the offering includes 677 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus includes shares that were or may have been issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.  Mr. Gullivan has sole voting and investment power with respect to the shares owned by the plan.

(24)    Consists of 59,100 shares that Mr. McDonald owns directly, 58,000 shares owned by McDonald Lumber Co., Inc., 3,000 shares owned by the McDonald Family Partnership, 320 shares owned by Mr. McDonald’s wife, 200 shares owned by the Booth Family Partnership in which Mr. McDonald’s wife has a 1/3 ownership interest and 2,032 shares owned by Mr. McDonald’s grandchild for whom Mr. McDonald’s wife is custodian.  Also includes 14,000 shares that Mr. McDonald has the right to acquire within 60 days upon exercise of warrants purchased by him in the February 2011 private placement and 14,000 shares that McDonald Lumber Co., Inc. has the right to acquire within 60 days upon exercise of warrants purchased by it in the February 2011 private placement. Mr. McDonald has sole voting and investment power over the shares owned by McDonald Lumber Co. Inc. and the McDonald Family Partnership.  Mr. McDonald disclaims beneficial ownership over the shares held by his wife as custodian for their grandchild.

(25)    Consists of 13,592 owned directly by Mr. Lau and 6,666 shares that he has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 258 shares issued in payment of interest on the debentures purchased by him in the January 2013 private placement.  The number of shares that may be sold pursuant to this prospectus also includes 13,334 shares that were acquired by Mr. Lau upon conversion of the debentures issued in our January 2013 private placement.  See “January 2013 Private Placement” above in this section.

(26)    Consists of 6,794 shares owned directly by Mr. Wong and 3,333 shares that he has the right to acquire within 60 days upon exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 127 shares issued in payment of interest on the debentures purchased by him in the January 2013 private placement.   The number of shares that may be sold pursuant to this prospectus also includes 6,667 shares that were acquired by Mr. Wong upon conversion of the debentures issued in our January 2013 private placement. See “January 2013 Private Placement” above in this section.

(27)    Consists of 4,027 shares owned directly by Mr. Howland and 30,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 1,015 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus includes shares that were or may have been issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(28)    Consists of 67,251 shares owned directly by Mr. Hackett and 141,060 shares that Mr. Hackett owns jointly with his wife, 28,000 shares that he and his wife have the right to acquire within 60 days upon exercise of warrants purchased jointly by them in the February 2011 private placement and 40,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 1,353 shares issued in payment of interest on the debentures.  The number of shares that may be sold pursuant to this prospectus includes shares that were or may have been issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(29)    Consists of 7,206 shares owned directly by ZQX Advisors, LLC and 20,000 shares issuable upon exercise of the warrants issued to ZQX Advisors, LLC in August 2009.

(30)    Consists of the shares issued or issuable in our Registered Direct Offering, February 2011 Private Placement, September 2012 Private Placement, January 2013 Private Placement, shares issuable upon exercise of warrants issued to ZQX Advisors, LLC and shares that were issued to Aspire Capital and shares that were issued to and are issuable to Adaptive Capital, LLC.

(31)    Consists of 37,117 shares owned directly by Mr. Tann III and 80,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering includes 2,705 shares issued in payment of interest on debentures.  The number of shares that may be sold pursuant to this prospectus includes shares that were or may have been issued in payment of interest on the debentures through maturity.  See “January 2013 Private Placement” above in this section.

(32)    Consists of 172,924 shares owned by Aspire Capital. Steven G. Martin, Erik J. Brown and Christos Komissopoulos, the principals of Aspire Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Aspire Capital. Although Messrs. Martin, Brown and Komissopoulos are deemed to have shared voting and investment power over the shares being offered under the prospectus filed with the SEC, each disclaims beneficial ownership of these shares except to the extent of their pecuniary interest therein. Aspire Capital is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(33)  Consists of (i) 100,800 shares of common stock, (ii) 739,958 shares of common stock underlying 3,500 shares of Series A Preferred Stock and (iii) 369,979 shares of common stock issued or issuable upon exercise of a Warrant. Tahoe Pacific Corp. exercises the voting and investment control for Adaptive Capital pursuant to an asset management agreement. James Brown, the President of Tahoe Pacific Corp., exercises voting and investment control for Tahoe Pacific Corp.

(34)    Assumes the sale of all shares offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

Selling Stockholders

The common stock held by the selling stockholders may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         transactions involving cross or block trades;

•         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         in privately negotiated transactions;

•         short sales after the registration statement, of which this prospectus forms a part, becomes effective;

•         broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•         “at the market” into an existing market for the common stock;

•         through the writing of options on the shares;

•         a combination of any such methods of sale; and

•         any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of each of the selling stockholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Aspire Capital, Adaptive Capital and the other selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, Aspire Capital, Adaptive Capital and the other selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, such selling stockholder.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent.  Aspire Capital and Adaptive Capital have informed us that each such broker-dealer will receive commissions from them which will not exceed customary brokerage commissions. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

With regard only to the shares it sells for its own behalf, Aspire Capital is an “underwriter” within the meaning of the Securities Act.  This offering as it relates to Aspire Capital will terminate on the date that all shares issued to and issuable to Aspire Capital that are offered by this prospectus have been sold by Aspire Capital.

With regard only to the shares it sells for its own behalf, Adaptive Capital may be deemed an “underwriter” within the meaning of the Securities Act.  This offering as it relates to Adaptive Capital will terminate on the date that all shares issued to and issuable to Adaptive Capital that are offered by this prospectus have been sold by Adaptive Capital.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If any of the selling stockholders use this prospectus for any sale of the shares of common stock, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common stock and activities of the selling stockholder.

We have advised the selling stockholders that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

Offering by the Company

                Upon receipt of proper notice by any of the holders of the RD Warrants that such holders desire to exercise the RD Warrants, the Company will, within the time allotted by the RD Warrant agreement, issue instructions to the Company’s transfer agent to issue to the holder shares of common stock, free of a restrictive legend. Shares of common stock underlying the RD Warrants that are held by affiliates will be issued free of legend but will be deemed control securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our Certificate of Incorporation and By-laws.

The total number of shares of capital stock we are authorized to issue is 24,020,000 shares, of which (a) 24,000,000 are common stock and (b) 20,000 are preferred stock.

Common Stock

As of January 19, 2016, there were 8,724,878 shares of common stock issued and outstanding, held of record by approximately 1,011 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our Board of Directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.  We have never paid, and have no plans to pay, any dividends on our shares of common stock.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “ITUS”. The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Series A Convertible Preferred Stock

Conversion

The Series A preferred stock is convertible into shares of common stock at any time following issuance at the option of the holder (subject to certain limitations described below). Each share of Series A preferred stock is convertible into approximately 5,285.4 shares of common stock pursuant to the terms of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, or the Certificate of Designations. Such ratio is calculated by dividing the stated value of each share of Series A preferred stock ($25,000) by $4.73.

Ranking; Dividends

The Company may not, directly or indirectly, incur any indebtedness or create a new class of equity that is expressly senior in right of payment to the Series A preferred stock without prior written consent of at least two-thirds of the outstanding Series A preferred stock holders.  The Series A preferred stock holders are not entitled to receive cash dividends. In the event that the Company declares a stock dividend or otherwise makes a distribution to the common stock holders, the terms of the Series A preferred stock will be adjusted proportionately so that the holder after such dividend or distribution will be entitled to receive the aggregate number and kind of shares, evidences, rights, options, warrants or securities which, the holder would have owned if the Series A preferred stock had been converted immediately prior to the time of the distribution.

Subsequent Equity Sales

In the event that the Company issues additional shares of common stock and/or any rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of common stock or otherwise entitling any person to acquire shares of common stock in connection with a financing pursuant to which the effective net price to the Company for such securities, or the Effective Price, is less than 75% of the then conversion price, then subject to certain exceptions set forth in the Certificate of Designations, the conversion price will be reduced to the Effective Price.

Maximum Conversion

The Company will not effect any conversion of the Series A preferred stock if after giving effect to such conversion, the holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act) on an as-converted basis with the common stock in excess of 4.99%, or the Maximum Percentage, of the number of shares of common stock outstanding immediately after giving effect to such conversion. A holder may increase the Maximum Percentage by providing written notice to the Company of its intention to exceed the Maximum Percentage at a time no earlier than 60 days after such notice.

Board and Observer Rights

For so long as any holder of Series A preferred stock beneficially owns at least 80,000 shares of common stock, such holder has the right to designate one representative, reasonably acceptable to the Company as a board observer, to the Company’s Board of Directors. In lieu of the right to designate an observer to the Board of Directors, the holder may designate one representative, reasonably acceptable to the Company, to serve on the Board of Directors.

Redemption; Mandatory Conversion

Upon at least 60 days prior written notice to the Company, on November 11, 2016, any holder of Series A preferred stock has a one-time right to require the Company to redeem all or some of its shares of Series A preferred stock for cash that is specifically generated from the sale of the Company’s equity securities. The redemption price per share is equal to the “stated value.”

After November 11, 2016, the Company has the right to convert any outstanding shares of Series A preferred stock into shares of common stock, subject to certain volume restrictions, if the average of the high and low trading price of the common stock for any 10 out of 20 consecutive trading days exceeds the then conversion price.

Liquidation Preference

In the event of a liquidation, dissolution or winding up of the Company, then the holders of the Series A preferred stock are entitled to receive out of the assets of the Company legally available for distribution, prior to and in preference to distributions to the holders of common stock and either in preference to or pari pasu with the holders of any other series of preferred stock that may be issued in the future, an amount equal to the “stated value” of the Series A preferred stock. The remaining assets of the Company will then be distributed to the holders of the Series A preferred stock and the holders of the common stock on an as converted basis.

Other Provisions

This section is a summary and may not describe every aspect of the common stock and Series A preferred stock that may be important to you. We urge you to read applicable Delaware law, our Certificate of Incorporation, including the Certificate of Designations, and By-Laws, because they, and not this description, define your rights as a holder of common stock.

EXPERTS

The consolidated financial statements of ITUS Corporation and subsidiaries as of October 31, 2014 and 2015, and for each of the years in the two-year period ended October 31, 2015, have been included in the registration statement in reliance upon the report of Haskell & White LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock being offered pursuant to the 188096 Registration Statement have been passed upon for us by Duane Morris LLP located at 1540 Broadway, New York, NY 10036-4086.

The validity of the common stock being offered pursuant to this Registration Statement, the 200804 Registration Statement and the 193826 Registration Statement have been passed upon for us by Ellenoff Grossman & Schole LLP located at 1345 Avenue of the Americas, New York, NY 10105.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we file with them, which means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update or supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, made before the termination of the offering are incorporated by reference herein:

1.       Our Annual Report on Form 10-K for the year ended October 31, 2015, filed with the SEC on December 22, 2015;

2.       Our Definitive Proxy Statement on Schedule 14A filed with the SEC on July 16, 2015; and

3.       The description of our common stock contained in our Form 8-A filed on July 9, 2015.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Robert A. Berman, c/o ITUS Corporation, at 12100 Wilshire Boulevard, Suite 1275. Our telephone number is (310) 484-5200. Information about us is also available at our website at http://www.ITUScorp.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Our Certificate of Incorporation, provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company.

Our By-Laws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons, the registrant has been informed that in the opinion of the Securities and Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

ITUS CORPORATION

3,001,715 Shares of

Common Stock

PROSPECTUS

                    , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company is paying all expenses of the offering. No portion of these expenses will be borne by the selling security holder. The selling security holder, however, will pay any other expenses incurred in selling its common stock, including any brokerage commissions or costs of sale.  Following is an itemized statement of all expenses in connection with the issuance and distribution of the securities to be registered.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC Registration Fee	$-
Accounting Fees and Expenses	$7,000.00
Legal Fees and Expenses	$20,000.00
Miscellaneous Fees and Expenses	$1,500.00
Total	$28,500.00

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements, actually and reasonably incurred in connection with the defense of any action, suit or proceeding (other than an action by or in the right of the corporation) in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Article XIII of the By-Laws of the Company contains provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The By-Laws further provide that, if and to the extent required by the DGCL, an advance payment of expenses to a director or officer of the Company that is entitled to indemnification will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement.

3.1	Certificate of Incorporation, as amended. (Incorporated by reference to Form 10-Q for the fiscal quarter ended July 31, 1992 and Form S-3, dated February 11, 2014.)
3.2	Amendment to the Certificate of Incorporation. (Incorporated by reference to Form 10-K for the fiscal year ended October 31, 2013.)
3.3	Certificate of Amendment to the Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 on Form 8-K, dated September 4, 2014.)
3.4	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock. (Incorporated by reference to Exhibit 3.1 of our Form 8-K, dated September 10, 2014.)
3.5	Amended and Restated By-laws. (Incorporated by reference to Exhibit 3.1 to our Form 8-K dated, November 8, 2012.)
3.6	Certificate of Amendment to the Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 on Form 8-K, dated June 25, 2015.)
4.1	Registration Rights Agreement, dated as of April 23, 2013, by and between the Company and Aspire Capital Fund, LLC. (Incorporated by reference to Exhibit 4.3 to our Form S-1, dated April 24, 2013.)
5.1	Opinion of Duane Morris LLP covering 2,296,006 shares of common stock (Incorporated by reference to our Form S-1 dated June 14, 2013)
5.2	Opinion of Ellenoff Grossman & Schole LLP covering 325,400 shares of common stock. (Incorporated by reference to Exhibit 5.1 on our Form 8-K dated July 15, 2014.)
5.3

Opinion of Ellenoff Grossman & Schole LLP covering 9,249,472 shares of common stock issuable upon exercise of a warrant. (Incorporated by reference to Exhibit 5.1 to our Form S-3 filed February 7, 2014.)

5.4

Opinion of Ellenoff Grossman & Schole LLP covering 2,520,000 shares of common stock and 18,498,943 shares of common stock issuable upon conversion of shares of Series A Convertible Preferred Stock. (Incorporated by reference to Exhibit 5.2 to our Form S-1 filed December 8, 2014.)

10.1	2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4 to our Form S-8 dated May 5, 2003.)
10.2	Amendment No. 1 to the 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4(e) to our Form S-8 dated November 9, 2004.)
10.3	Amendment No. 2 to the 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006.)
10.4	Amendment No. 3 to the 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006.)
10.5	Amendment No. 4 to the 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4(g) to our Form S-8 dated September 21, 2007.)
10.6	Amendment No. 5 to the 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4(g) to our Form S-8 dated January 21, 2009.)
10.7	Amendment No. 6 to the 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 10.5 to our Form 8-K, dated July 20, 2010.)
10.8	2010 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Form 8-K, dated July 20, 2010.)
10.9	Amendment No. 1 to the 2010 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Form 8-K, dated July 7, 2011.)
10.10	Amendment No. 2 to the 2010 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Form 8-K, dated September 5, 2012.)
10.11	Amendment No. 3 to the 2010 Share Incentive Plan (Incorporated by reference to Exhibit 10.1 to our Form 10-Q for the fiscal quarter ended January 31, 2014.)
10.12

Loan and Pledge Agreement, dated November 2, 2007, by and between Mars Overseas Limited and CopyTele International Ltd. (Incorporated by reference to Exhibit 10.5 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008.)

10.13

Loan and Pledge Agreement, dated November 2, 2007, by and between CopyTele International Ltd. and Mars Overseas Limited. (Incorporated by reference to Exhibit 10.6 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008.)

10.14

Employment Agreement, dated as of September 19, 2012, between the Company and Robert Berman. (Incorporated by reference to Exhibit 10.35 to our Form 10-K for the fiscal year ended October 31, 2012.) (Portions of Section 4 of this exhibit have been redacted and filed separately with the Commission in accordance with a request for, and related Order by the Commission, dated May 3, 2013, File No. 0-11254-CF#29240, granting confidential treatment for portions of Section 4 of this exhibit to pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.)

10.15

Employment Agreement, dated as of September 19, 2012, between the Company and John Roop. (Incorporated by reference to Exhibit 10.36 to our Form 10-K for the fiscal year ended October 31, 2012.) (Portions of Section 4 of this exhibit have been redacted and filed separately with the Commission in accordance with a request for, and related Order by the Commission, dated May 3, 2013, File No. 0-11254-CF#29240, granting confidential treatment for portions of Section 4 of this exhibit to pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.)

10.16

Consulting Agreement, dated as of September 19, 2012, between the Company and Amit Kumar. (Incorporated by reference to Exhibit 10.37 to our Form 10-K for the fiscal year ended October 31, 2012.) (Portions of Section 4 of this exhibit have been redacted and filed separately with the Commission in accordance with a request for, and related Order by the Commission, dated May 3, 2013, File No. 0-11254-CF#29240, granting confidential treatment for portions of Section 4 of this exhibit to pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.)

10.17

Securities Purchase Agreement, dated July 15, 2014, between the Company and the Purchasers named therein in connection with the Company’s registered direct offering. (Incorporated by reference to Exhibit 10.1 to Form 8-K, dated July 15, 2014.)

10.18	Form of Warrant issued to investors in connection with the Company’s registered direct offering. (Incorporated by reference to Exhibit 4.1 to Form 8-K, dated July 15, 2014).
10.19

Termination Agreements, each dated August 29, 2014, relating to the Company’s transaction with Videocon Industries Limited. (Incorporated by reference to Exhibit 10.20 to our Form S-1 dated December 8, 2014.)

10.20	Debt Conversion Agreement, dated September 9, 2014, between the Company and Adaptive Capital, LLC. (Incorporated by reference to Exhibit 10.21 to our Form S-1 dated December 8, 2014.)
10.21	Warrant issued to Adaptive Capital, LLC. (Incorporated by reference to Exhibit 10.22 to our Form S-1 dated December 8, 2014.)
10.22	At Market Issuance Sales Agreement, dated October 2, 2015, between the Company and National Securities Corporation (Incorporated by reference to Exhibit 10.1 to Form 8-K, dated October 2, 2015.)
21.1	Subsidiaries of ITUS Corporation. (Filed herewith.)
23.1	Consent of Haskell & White LLP. (Filed herewith.)
23.2	Consent of Ellenoff Grossman & Schole LLP. (Included in Exhibits 5.2, 5.3 and 5.4)
101.ins	Instance Document. (Filed herewith.)
101.def	XBRL Taxonomy Extension Definition Linkbase Document. (Filed herewith.)
101.sch	XBRL Taxonomy Extension Schema Document. (Filed herewith.)
101.cal	XBRL Taxonomy Extension Calculation Linkbase Document. (Filed herewith.)
101.lab	XBRL Taxonomy Extension Label Linkbase Document. (Filed herewith.)
101.pre	XBRL Taxonomy Extension Presentation Linkbase Document. (Filed herewith.)

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 22nd day of January, 2016.

ITUS CORPORATION

By:	/s/ Robert A. Berman
Name: Robert A. Berman
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Berman his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Robert A. Berman                                                                                              January 22, 2016

Robert A. Berman

President, Chief Executive Officer

and Director (Principal Executive Officer)

By:  /s/ Henry P. Herms                                                                                                  January 22, 2016

Henry P. Herms

Vice President – Finance and

Chief Financial Officer

(Principal Financial and Accounting Officer)

By:  /s/ Lewis H. Titterton Jr.                                                                                        January 22, 2016

Lewis H. Titterton Jr.

Chairman of the Board

By:  /s/ Dr. Amit Kumar                                                                                                  January 22, 2016

Dr. Amit Kumar

Vice Chairman of the Board

By:  /s/ Bruce F. Johson                                                                                                 January 22, 2016

Bruce F. Johnson

 Director

By:  /s/ Dale Fox                                                                                                             January 22, 2016

Dale Fox

Director